EXHIBIT 10.32

Promissory Note

$326,482.28                                                            September 12, 2003

FOR VALUE RECEIVED, (receipt of which is herewith acknowledged), Ronald G. Coss, (Debtor), the undersigned jointly and severally promise to pay to the order of Micro Motors, (Creditor) at 151 E Columbine Ave, CA 92707, the sum of Three Hundred Twenty-Six Thousand, Four-Hundred Eighty Two and 28/100 Dollars ($326,482.28), together with interest thereon at the rate of 7% per annum on any unpaid balance.  The effective date of this note is June 30, 2003.

Said sum, inclusive of interest, shall be paid in quarterly installments of $30,400.00 each (see attachment A), with a first payment due September 30, 2003, and a like amount on the same day of each quarter ending thereafter until the full amount of this note and accrued interest shall be fully paid.  All payments shall be first applied to accrued interest and the balance to principal. The undersigned reserves the right to pre-pay this note in whole or in part with payment of all remaining interest as if the note was held to its full term.  This note completely replaces prior note dated January 1, 1999, as amended March 16, 1999.

This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within 30 days of its due date.  In the event of any default, the undersigned agreed to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the payee's state.

The payment of this note shall be fully secured by the debtor's Not to Compete agreement with Micro Motors.

Date ___September 12, 2003_	Name & Address of Borrower:
Ronald G. Coss
3 Overlook Drive,
Newport Coast, CA 92657

_____/ s / Ronald G. Coss  _________
Signature of Borrower

Date ___September 12, 2003_

    /s/ JEFFREY J. RITCHEY _________
      Signature of Creditor
     Micro Motors Inc.

Attachment A

Final Accounting
Schedule of Payments

			Enter Values
	Loan Amount		$326,482.28
	Annual Interest Rate		7.00%
	Loan Period in Years		3
	Start Date of Loan		7/1/2003

	Monthly Payment		$30,400.00
	Number of Payments		12
	Total Interest		$38,317.69
	Total Principal		$326,482.31
	Total payments		$364,800.00

No.	Payment Date	Beginning Balance	Payment	Principal	Interest	Ending Balance	Monthly interest
1	9/30/2003	$326,482.28	$30,400.00	($24,686.56)	$5,713.44	$301,795.72	$1,904.48
2	12/31/2003	$301,795.72	$30,400.00	($25,118.57)	$5,281.43	$276,677.15	$1,760.48
3	3/31/2004	$276,677.15	$30,400.00	($25,558.15)	$4,841.85	$251,119.00	$1,613.95
4	6/30/2004	$251,119.00	$30,400.00	($26,005.41)	$4,394.58	$225,113.59	$1,464.86
5	9/30/2004	$225,113.59	$30,400.00	($26,460.51)	$3,939.49	$198,653.08	$1,313.16
6	12/31/2004	$198,653.08	$30,400.00	($26,923.57)	$3,476.43	$171,729.51	$1,158.81
7	3/31/2005	$171,729.51	$30,400.00	($27,394.73)	$3,005.27	$144,334.78	$1,001.76
8	6/30/2005	$144,334.78	$30,400.00	($27,874.14)	$2,525.86	$116,460.64	$841.95
9	9/30/2005	$116,460.64	$30,400.00	($28,361.94)	$2,038.06	$88,098.71	$679.35
10	12/31/2005	$88,098.71	$30,400.00	($28,858.27)	$1,541.73	$59,240.44	$513.91
11	3/31/2006	$59,240.44	$30,400.00	($29,363.29)	$1,036.71	$29,877.15	$345.57
12	6/30/2006	$29,877.15	$30,400.00	($29,877.15)	$522.85	$0.00	$174.28